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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029, No. 333-29325 and No. 333-47320 of Atrix
Laboratories, Inc. on Forms S-8, and No. 333-43191, No. 333-68585 and
No. 333-55634 of Atrix Laboratories, Inc. on Form S-3, of our report dated February 28, 2001, appearing in this Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
March 13, 2001